UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016 (June 8, 2016)

SINO FORTUNE HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-201037	35-2507568
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

17A&B, China Merchants Tower, Wanchai Road, Shekou, Nanshan, Shenzhen 518000, China

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86 15601666822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2016, the Board of Directors appointed Mr. Yang Chin Leong as the Company’s Secretary effective from that date.

Mr. Yang, 62, has been Chief Financial Officer and Treasurer of Asia Pacific Boiler Corporation since November 22, 2012. Mr. Yang served as Secretary of Asia Pacific Boiler Corporation from November 22, 2012 until March 2014 and has been its director since March 2014. In addition, Mr. Yang has been serving as Chief Financial Officer of G Capital Limited since 2012 was as a financial consultant to LaserSaver Pte Ltd from 2003 to 2011.Mr. Yang has extensive knowledge of accounting rules and regulations, corporate governance, internal control and has experience in the financial management of large corporations and public companies. Mr. Yang graduated from University of Otago, New Zealand and was admitted into New Zealand Society of Accountants in 1981 as an Associate Chartered Accountant.

There are no understandings or arrangements between Mr. Yang and any other person pursuant to which Mr. Yang was selected as Secretary. There is no family relationship between Mr. Yang with any of our other officers and directors, or person nominated or chosen by the Company to become an officer or director. Mr. Yang has not had any transaction with us since the beginning of our last fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sino Fortune Holding Corporation

Date: June 10, 2016

	By:	/s/ Xie Jing
	Name:	Xie Jing
	Title:	Chief Executive Officer